Exhibit 99.1

CUSIP No. 81730H109

JOINT FILING AGREEMENT

Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the statement on Schedule 13G with respect to the Class A Common Stock, par value $0.0001 per share, of SentinelOne, Inc., to which this Agreement is attached as an Exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned. This Agreement may be executed, either manually or electronically, in one or more counterparts.

Dated: July 8, 2022	/s/ Tomer Weingarten
Tomer Weingarten

Dated: July 8, 2022	Tomer Weingarten 2021 Grantor Retained Annuity Trust dated April 29, 2021

	By:	/s/ Tomer Weingarten
	Name:	Tomer Weingarten
	Title:	Trustee

Dated: July 8, 2022	Weingarten 2021 Irrevocable Trust dated April 29, 2021

	By:	NORTH POINT TRUST COMPANY, LLC, as Trustee

	By:	/s/ Todd Wiles
	Name:	Todd Wiles
	Title:	President

Dated: July 8, 2022	NORTH POINT TRUST COMPANY, LLC, as Trustee of the Weingarten 2021 Irrevocable Trust dated April 29, 2021

	By:	/s/ Todd Wiles
	Name:	Todd Wiles
	Title:	President